Exhibit 99.21

Tender Loving Care Health Care Services, Inc. et al.	Case No.	02-88020-SB
Debtor
	Reporting Period	May 2004

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

	MAY (5/1/04-5/28/04)		CUMULATIVE FROM 11/08/02
(000’s)	ACTUAL	BUDGET [1]	ACTUAL	BUDGET [1]
Cash - Beginning of Month	$24,151	$366	$(775)	$(775)

RECEIPTS
Accounts Receivable - Medicare PPS	16,553	15,407	286,526	286,401
Accounts Receivable - Medicare Hospice	629	702	13,477	12,184
Accounts Receivable - Non-Medicare	3,073	2,922	69,798	68,786
Other	99	40	1,770	1,206
Total Receipts	20,354	19,071	371,571	368,577

DISBURSEMENTS
Advertising	278	355	2,278	2,888
Insurance	2	2	2,818	3,316
Payroll and Payroll Taxes	12,786	12,891	242,760	253,252
Subcontractors	1,210	1,150	25,828	27,442
Licensee Royalties	1,059	1,400	20,116	23,154
Rent/Utilities	299	806	9,323	10,044
Other Professional Fees	32	50	1,160	1,401
Medical Supplies	125	120	2,539	3,470
Medline	166	140	2,732	2,900
Capital Expenditures	53	40	758	1,131
Leases	201	111	4,084	5,966
Restructuring Professional Fees	315	255	4,445	5,600
Gallatin - Non Payroll	755	785	10,749	11,721
Office Supplies	121	120	1,913	2,556
Other	727	765	12,917	12,514
Total Disbursements [1]	18,129	18,990	344,420	367,355

Net Cash Flow (Receipts Less Disbursements)	2,225	81	27,151	1,222

Cash - End of Month	$26,376	$447	$26,376	$447

[1]         Budgeted balance reflects budgeted activity on a discrete weekly basis without regard to adjustments at each budget period-end for cash disbursements delayed to subsequent weeks.

Case No. 02-88020-SB	Jointly Administered	Fed. Tax I.D. # 11-3476656

Tender Loving Care Health Care Services, Inc. and Subsidiaries

Debtors-In-Possession

CONSOLIDATED STATEMENTS OF INCOME (in $000s)

(Post-Petition)

	For The One Month Ended May 31, 2004	For The Period From November 9, 2002 Through May 31, 2004
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$21,215	$367,674

Net Revenues	21,215	367,674

Operating Expenses:
Service costs	10,068	176,476

Gross Margin	11,147	191,198
	52.5%	52.0%

General and administrative expenses:
Personnel costs	5,986	105,231
Insider and Other Compensation	183	3,550
Occupancy costs	518	10,606
Bad debt expense	159	2,108
Other	2,264	38,711

Total General and Administrative Expenses	9,110	160,206

Income from Operations	2,037	30,992

Other Expenses (Income):
Interest expense	3	2,799
Depreciation and amortization	214	5,410
Other expense (income)	(6)	(176)

Other Expenses - Net	211	8,033

Income before Reorganization Items	1,826	22,959

Reorganization Items:
Professional fees and other	195	6,859
Creditor Settlements [1],[2]	—	(980)[1]

Reorganization Expenses - Net	195	5,880

Income Before Income Tax Provision	1,631	17,079

Income Tax Provision	210	1,320

Net Income	1,421	15,759

Accumulated (Deficit), Beginning of the Period	(189,429)	(203,767)

Accumulated (Deficit)	$(188,008)	$(188,008)

[1],[2]     see attached Notes to Condensed Consolidated Financial Statements

Tender Loving Care Health Care Services, Inc. (“TLCS”)

Notes to Condensed Consolidated Financial Statements

As of May 31, 2004 and for the One Month then ended (*)

(Unaudited)

(in $000s)

Note [1] - Creditor Settlements :

Creditor Settlements in the amount of $980 for the fiscal year ended March 31, 2004 primarily consist of the following:

Settlement of Capital Lease:

The HBOC McKesson secured debt (GE Capital note) was settled in Aug. 2003 at $2.5 million, payable over 18 months ending Dec. 2004.  There was no significant gain/(loss) because the reduction in liability of approximately $1.9 million was offset by the reduction of the value of the HBOC Leased Software.  This offset is in accordance with SFAS-13, which requres that under a new lease agreement for capital equipment, the present balance of the asset shall be adjusted by the amount equal to the difference between the present value of the future minimum lease payments under the new agreement and the present balance of the obligation.

Settlement of Operating Lease:

In Sept. 2003, TLCS completed a settlement to renegotiate the terms of its Lake Success, N.Y.National Support Center operating lease agreement.  The expiration date of the agreement remains at 9/30/05.   Approximately 40% of the office space has been unused and unoccupied since November 2001.  Pursuant to the new agreement, the company was relieved of its commitment for this unused space.  The remaining liability for the unused space as of 9/30/2003 was approximately $ 1.4 million, which has been eliminated and reflected as a reorganization gain.

Settlement of Payroll Tax Liability:

Includes a net loss of approximately $200 thousand for a proposed agreement to settle pre-petition payroll tax liabilities, primarily related to excess Federal refunds received in prior years.

Note [2] - CMS Settlement:

In October 2003, TLCS completed a settlement agreement with the Federal Department of Health and Human Services, Centers for Medicare and Medicaid Services (“CMS”).  This agreement became effective in October 2003 upon an order of the Bankruptcy Court approving this Agreement.  This agreement covered substantially all asserted and unasserted CMS Medicare claims in connection with services furnished by TLCS through September 30, 2002. The terms of the Agreement require payment of $17 million payable commencing upon TLCS’ emergence from reorganization.  Such payments shall be made over five years in sixty equal installments of principal plus interest at 6% per annum, less the aggregate amount of adequate protection payments made during the period from January 2003 to the eventual emergence date from reorganization.  Through May 2004, TLCS has paid an aggregate of $1,445,000 in adequate protection payments.  In addition to the matters covered by this agreement, certain open CMS matters require some final settlement, the amount of which has not yet been determined.  TLCS is currently negotiating the terms of these additional matters.

(*)         TLCS provides results of operations for the period from November 8, 2002 through May 31, 2004 in its Monthly Operating Report.

Tender Loving Care Health Care Services, Inc. and Subsidiaries

Debtors-In-Possession

CONDENSED CONSOLIDATED BALANCE SHEETS (in $000s)

(UNAUDITED)
May 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$25,102
Accounts receivable, net of allowance for doubtful accounts and deferred revenue of $5,303 and $12,184, respectively	23,793
Prepaid expenses and other current assets	1,953

Total Current Assets	50,848

Property and Equipment, at cost less accumulated depreciation of $5,542	5,994

Other Assets:
Goodwill	292
Due from parent company	5,669
Deposits, investments, and notes receivable	865

Total Assets	$63,668

LIABILITIES
LIABILITIES NOT SUBJECT TO COMPROMISE:
Current Liabilities:
Accounts payable	$3,621
Accrued payroll and payroll related expenses	11,917
Accrued expenses and other current liabilities	11,024

Total Liabilities Not Subject To Compromise	26,562

LIABILITIES SUBJECT TO COMPROMISE:
Creditors holding secured claims	99,949
Creditors holding unsecured priority claims	5,588
Creditors holding unsecured nonpriority claims	65,677

Total Liabilities Subject To Compromise	171,214

Total Liabilities	197,776

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock	147
Additional Capital	53,753
Accumulated (Deficit)	(188,008)

Total Stockholders’ Equity (Deficit)	(134,108)

Total Liabilities and Stockholders’ Equity (Deficit)	$63,668

Tender Loving Care Health Care Services, Inc. et al			Case No.	02-88020-SB
In re:	Debtors	(Jointly Administered)
			Reporting Period:	May 31, 2004

			Federal Tax I.D.#	11-3476656

SUMMARY OF UNPAID POST-PETITION DEBTS

Attach aged listing of accounts payable.

	Number of Days Past Due
	Current	0-30	31-60	61-90	Over 90	Total
Accounts Payable	2,856	78	30	656		3,620
Taxes Payable (refer to FORM MOR-4)	1,794					1,794
Wages Payable and Other Payroll Related	10,123					10,123
HBOC/McKesson Liability	667					667
Rent/Leases - Building/Equipment (Estimated)						—
Maryland Medicaid Liability	950					950
Professional Fees	192	97				289
Amounts Due To Insiders*						—
Other: Accrued expenses	9,119					9,119
Other:						—
Total Post-petition Debts	25,701	175	30	656	—	26,562

Explain how and when the Debtor intends to pay any past due post-petition debts:

Accounts payable agings were created by the Date of the Invoice, rather than the Due Date. Further, 30 days were added to the agings as a standard payment term. The majority of the amounts in Past Due Accounts Payable represent invoices with payment terms of longer than 30 days and the remainder represents payments held for reconciliation reasons. All A/P invoices in “0-30” and “31-60” categories will be paid as they become due, or as invoices are reconciled with vendors.

ACCOUNTS RECEIVABLE RECONCILIATION AND AGING (in $000s)

Accounts Receivable Reconciliation	Amount
Total Accounts Receivable at the beginning of the reporting period	$39,806
Plus: Amounts billed during the period (NOTE 2)	21,988
Less: Amounts collected during the period from FORM MOR-1 (NOTE 1)	(20,255)
Less: Adjustments and Write-Offs	(259)
Total Accounts Receivable at the end of the reporting period	41,280

Accounts Receivable Aging	Amount
0 - 30 days old	19,226
31 - 60 days old	9,743
61 - 90 days old	7,913
91+ days old	4,398
Total Accounts Receivable	41,280

Less: Bad Debts (amounts considered uncollectible) and Deferred (Unearned) Revenue	(17,487)

Net Accounts Receivable	23,793

(NOTE 1) Cash collections include the following:
Amounts from Form MOR-1 to 5/28 (weekly reporting - 4 weeks ended 5/28/04)			$(20,255)

			$(20,255)

(NOTE 2) Net Revenue (see Substitute Form MOR-2)			$21,215
Current Year adjustment for MO175 and PEP’s			300
Increase (Decrease) in Deferred Revenue:	May 2004	$12,184
	April 2004	$11,711	473
Amounts Billed During the Period			$21,988